February 13, 2024

Re:    Amendment of PSU Award Agreement

Dear [Employee]:

1.In consideration of your continuing role with Hyliion Holdings Corp. (the “Company”) and continued eligibility for the receipt of additional performance-based restricted stock units in the future, the undersigned (“Grantee”) and the Company are entering into this letter agreement (this “Agreement”) pursuant to which the Grantee and the Company hereby mutually agree to amend the [Date] Award Agreement for the PSU Award granted to you under the Company’s 2020 Equity Incentive Plan, as amended (the “Plan”), as set forth in that certain Performance RSU Award Grant Notice (the “Grant Notice”) and corresponding Award Agreement (together, the “Award Agreement”).
2.Amendment. The Grantee and the Company mutually agree that the Award Agreement is amended to eliminate the January 1, 2024-December 31, 2024 Performance Period as follows:
(a)    the “Performance Periods” paragraph of the Grant Notice is amended by the deletion of “and January 1, 2024-December 31, 2024;”
(b)    the “Total Number of Target PSUs for all Performance Periods” paragraph of the Grant Notice is amended by substituting [# of shares] for [# of shares]; and
(c)    the “Vesting” portion of the Grant Notice is amended by the deletion of subparagraph (iv) thereof in its entirety.
3.Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns.
4.Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Grantee and the Company with respect to the amendment of the Award Agreement; and, except as amended by this Agreement, the Award Agreement remains in effect in accordance with its terms.
5.Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
6.Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

7.Counterparts; Electronic Signature. This Agreement may be signed and/or transmitted in one or more counterparts by facsimile, e-mail of a .PDF, .TIF, .GIF, .JPG or similar attachment or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that both parties need not sign the same counterpart, and that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. To the extent a party signs this Agreement using electronic signature technology, by clicking “sign,” “accept,” or similar acknowledgement of acceptance, such party is signing this Agreement electronically, and electronic signatures appearing on this Agreement (or entered as to this Agreement using electronic signature technology) shall be treated, for purposes of validity, enforceability and admissibility, the same as hand-written signatures.
IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above but on the actual dates below.

HYLIION HOLDINGS CORP.

By:
Name:
Title:
Date:

GRANTEE

/s/
Printed Name:
Date: